As filed with the Securities and Exchange
Commission on October 24, 2002                   Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                         ROCKPORT HEALTHCARE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                 33-0611497
     (State or other jurisdiction                    (I.R.S. Employer
          of incorporation or                     Identification Number)
             organization)

    50 BRIAR HOLLOW LANE, SUITE 515W             HARRY M. NEER, PRESIDENT
          HOUSTON, TEXAS 77027              50 BRIAR HOLLOW LANE, SUITE 515W
            (713) 621-9424                         HOUSTON, TEXAS 77027
   (Address, including zip code, and                  (713) 621-9424
      telephone number, including         (Name, address, including zip code,
      area code, of registrant's            and telephone number, including
     principal executive offices)           area code, of agent for service)


             Rockport Healthcare Group, Inc. 2002 Stock Option Plan
                            (Full Title of the Plans)
                                _________________
                                    copy to:
                              Cavas S. Pavri, Esq.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-5302
                                _________________

                                 CALCULATION OF REGISTRATION FEE
==============================================================================================
                            PROPOSED         PROPOSED
       TITLE OF              MAXIMUM          MAXIMUM          AMOUNT OF
   SECURITIES TO BE       AMOUNT BEING    OFFERING PRICE       AGGREGATE        REGISTRATION
      REGISTERED          REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)        FEE
----------------------------------------------------------------------------------------------
Common Stock, par value
0.001 per share.........      1,000,000  $           0.22  $          220,000  $          21
----------------------------------------------------------------------------------------------
TOTAL                                                                          $          21
==============================================================================================

                                          ______________

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the bid and asked price of the Common Stock as reported by the OTC Bulletin Board on October 18, 2002.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Rockport Healthcare Group, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

     1. The Company's annual report for the fiscal year end March 31, 2002 as set forth in its Form 10-KSB (First Amendment), dated July 29, 2002;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above, including the Company's Form 10-QSB for the fiscal quarter ended June 30, 2002; and

     3. The description of the Company's common stock contained in the Company's Registration Statement on Form 10-SB, dated February 25, 1994, Commission File No. 0-23514, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Company's Certificate of Incorporation includes provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of Delaware (the "Delaware Law"). The Company's Amended and Restated Bylaws includes provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware Law and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary.

     Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, under
Section 174 of the Delaware Law and for any transaction from which the director derived an improper personal benefit. These provisions do not affect a director's responsibilities under any other law.

     The Company has entered into indemnification agreements with all of its directors and executive officers. Under these agreements, the Company will indemnify its directors and executive officers against amounts actually and reasonably incurred in connection with actual or threatened proceedings if any of them may be made a party because of their role as a director or officer. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company's best interests. For any criminal proceedings, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
---------------------------------------------------------

4.1            Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement
               on Form 10-SB, dated July 26, 1994, SEC File No. 0-23514)
4.2            Certificate of Amendment to Certificate of Incorporation of
               Registrant dated January 16, 1998 (incorporated by reference to
               Exhibit 3.2 to Registrant's Annual Report on Form 10-KSB/A, dated
               June 3, 2002)
4.3            Certificate of Amendment to Certificate of Incorporation of
               Registrant dated October 14, 2002
4.4            Amended and Restated Bylaws of Registrant
4.5            Specimen of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4 to Registrant's Annual Report on Form
               10-KSB/A, dated June 29, 2000)
4.6            Three-year 10% Convertible Subordinated Unsecured Notes
               (incorporated by reference to Exhibit 4.2 to Registrant's Annual
               Report on Form 10-KSB, dated June 28, 2001)
5              Opinion of Brewer & Pritchard, P.C.
10.1           Rockport Healthcare Group, Inc. 2002 Stock Option Plan
23.1           Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)
23.2           Consent of Hein + Associates, LLP, independent public accountants

ITEM 9.     UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of October 2002.

                         ROCKPORT HEALTHCARE GROUP, INC.



                         By:  /s/  Harry M. Neer
                            ----------------------------------------------------
                            Harry M. Neer, President and Chief Executive Officer


                          ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                               Title                       Date
---------                               -----                       ----



 /s/ John K. Baldwin     Chairman of the Board                October 23, 2002
-----------------------
John K. Baldwin


 /s/ Harry M. Neer       President, Chief Executive           October 23, 2002
-----------------------  Officer and Director
Harry M. Neer


 /s/ Larry K. Hinson     Secretary, Chief Financial Officer,  October 23, 2002
-----------------------  Treasurer and Director
Larry K. Hinson


 /s/ Eric H. Kolstad     Director                             October 23, 2002
-----------------------
Eric H. Kolstad

                                  EXHIBIT INDEX


EXHIBIT NO.               IDENTIFICATION OF EXHIBIT
---------------------------------------------------

4.1            Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement
               on Form 10-SB, dated July 26, 1994, SEC File No. 0-23514)
4.2            Certificate of Amendment to Certificate of Incorporation of
               Registrant dated January 16, 1998 (incorporated by reference to
               Exhibit 3.2 to Registrant's Annual Report on Form 10-KSB/A, dated
               June 3, 2002)
4.3            Certificate of Amendment to Certificate of Incorporation of
               Registrant dated October 14, 2002
4.4            Amended and Restated Bylaws of Registrant
4.5            Specimen of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4 to Registrant's Annual Report on Form
               10-KSB/A, dated June 29, 2000)
4.6            Three-year 10% Convertible Subordinated Unsecured Notes
               (incorporated by reference to Exhibit 4.2 to Registrant's Annual
               Report on Form 10-KSB, dated June 28, 2001)
5              Opinion of Brewer & Pritchard, P.C.
10.1           Rockport Healthcare Group, Inc. 2002 Stock Option Plan
23.1           Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)
23.2           Consent of Hein + Associates, LLP, independent public accountants